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                           GREAT LAKES AVIATION, LTD.,

                                1965 330TH STREET

                               SPENCER, IOWA 51301

                                January 5, 2000


Coast Business Credit
12121 Wilshire Boulevard, Suite 1400
Los Angeles, California 90025

Ladies and Gentlemen:

          This letter is provided in connection with the Loan and Security Agreement, dated as of December 31, 1999, between Great Lakes Aviation, Ltd., an Iowa corporation ("Borrower") and Coast Business Credit, a division of Southern Pacific Bank, a California corporation ("Coast') (the "Loan Agreement"). All initially capitalized terms not otherwise defined herein will have the meanings given to such terms in the Loan Agreement.

          Pursuant to the terms of the Loan Agreement and prior to the first advance of funds, Borrower is required to fulfill all "Conditions Precedent" including, without limitation, those described in Sections 5.17 and 5.18 of the Loan Agreement. This letter is delivered in connection with those certain Sections 5.17 and 5.18.

          With respect to Section 5.17, Borrower represents and warrants that it is in compliance with: (i) all directives/regulations of the Federal Aviation Administration, the Department of Transportation and any other governmental entities, and (ii) all provisions of the United Agreement; where the failure to comply with same could result in a Material Adverse Effect.

          With respect to Section 5.18, Borrower represents and warrants that its Air Operator Certificate is in good standing and that it has complied in all material respects with all provisions of federal, state and local laws and regulations, as applicable, relating to Borrower's maintaining its Air Operator Certificate in good standing.

                                       Sincerely,

                                       GREAT LAKES AVIATION, LTD.,
                                       an Iowa corporation


                                       By:  /s/ Thomas J. Ahmann
                                           -----------------------------------
                                       Name:    Thomas J. Ahmann
                                             ---------------------------------
                                       Title:        CFO
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